Registration  No.  33 -

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                         ____________________

                               FORM S-8

                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933

                     Lotus Development Corporation
         -------------------------------------------------------
          (Exact name of registrant as specified in its charter)

                               Delaware
         -------------------------------------------------------
      (State or other jurisdiction of incorporation or organization)

                              04-2755502
         -------------------------------------------------------
                  (IRS employer identification no.)

               55 Cambridge Parkway, Cambridge, MA  02142
         -------------------------------------------------------
                (Address of principal executive offices)

           Lotus Development Corporation 1992 Stock Option Plan
         -------------------------------------------------------
                       (Full title of the plan)

                         Thomas M. Lemberg, Esq.
                      Lotus Development Corporation
                          55 Cambridge Parkway
                          Cambridge, MA  02142
         -------------------------------------------------------
                 (Name and address of agent for service)

                             (617) 577-8500
         -------------------------------------------------------
       (Telephone number, including area code, of agent for service)

                   CALCULATION OF REGISTRATION FEE

============================================================================================
Title of securities      Amount to be    Proposed maximum   Proposed maximum     Amount of
 to be registered         registered      offering price   aggregate offering   registration
                                             per share           price              fee
- -------------------    ----------------  ----------------  ------------------   ------------
  Common Stock,
   $.01 par value      6,000,000 shares       $34.375 (A)     $206,250,000       $71,120.69
============================================================================================
(A) Average of high and low prices for May 11, 1995 computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.

                 Exhibit index is located on page 5.

______________________________________________________________________________

This Registration Statement relates to the offer of additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Registrant's 1992 Stock Option Plan is effective. As a result, only information required by the current registration statement and that is not included in that prior registration statement is set forth below. The prior registration statement on Form S-8, filed on December 3, 1993 (No. 33-51263) is incorporated herein by reference.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, filed March 30, 1995. (Commission file number 0-11626.)

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year ended December 31, 1994.

     (c) The Registrant's Registration Statement on Form 8-A filed on February 24, 1984 pursuant to Section 12(g) of the Securities Exchange Act of 1934.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the issuance of shares of Common Stock offered hereby has been passed upon by Larry J. Braverman, Senior Corporate Counsel of the Registrant. Mr. Braverman is employed by the Registrant, is an Assistant Secretary of the Registrant and is eligible to receive options to purchase Common Stock under the Registrant's Amended and Restated 1983 Non-Qualified Stock Option Plan and 1992 Stock Option Plan. Mr. Braverman beneficially owns options to purchase 7,400 shares of Common Stock, all of which options were granted under such plans.

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Item 8.  Exhibits.

4(a) Lotus Development Corporation 1992 Stock Option Plan
     (filed herewith).

4(b) Rights Agreement dated as of November 7, 1988, between the
     Company and The First National Bank of Boston as Rights Agent in respect of Preferred Share Purchase Rights (filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed November 10, 1988, and incorporated herein by reference).

4(c) Amendment dated as of April 5, 1990 between The First
     National Bank of Boston as Rights Agent in respect of Preferred Share Purchase Rights (filed as Exhibit 28(a) to the Registrant's Current Report on Form 8-K dated April 5, 1990, and incorporated herein by reference).

4(d) Amendment dated as of September 16, 1991 between The First
     National Bank of Boston as Rights Agent in respect of Preferred Share Purchase Rights (filed as Exhibit 28(a) to the Registrant's Current Report on Form 8-K filed September 16, 1991, and incorporated herein by reference).

5 Opinion of Senior Corporate Counsel of the Registrant as to the validity of the issuance of the shares of Common Stock being registered. (filed herewith).

23(a)     Consent of Coopers & Lybrand L.L.P. (filed herewith).

23(b)     Consent of Senior Corporate Counsel of the Registrant
     (contained in opinion filed as Exhibit 5).

24   Power of Attorney (filed herewith).



                 [Signature page is next page.]

                                 3 of 22
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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 15th day of May, 1995.

                              LOTUS DEVELOPMENT CORPORATION

                              By: /s/ Jim P. Manzi
                                  -------------------------
                                   Jim P. Manzi, President

     Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons and on the date indicated.


      /s/ Jim P. Manzi                          May 15, 1995
- ----------------------------------
Jim P. Manzi, Chairman, President
           and Director
  (Principal Executive Officer)

    /s/ Richard S. Braddock                     May 15, 1995
- ----------------------------------
  Richard S. Braddock, Director

       /s/ Elaine L. Chao                       May 15, 1995
- ----------------------------------
     Elaine L. Chao, Director

      /s/ William H. Gray, III                  May 15, 1995
- ----------------------------------
  William H. Gray, III, Director

      /s/ Michael E. Porter                     May 15, 1995
- ----------------------------------
   Michael E. Porter, Director

       /s/ Henri A. Termeer                     May 15, 1995
- ----------------------------------
    Henri A. Termeer, Director

       /s/ Edwin J. Gillis                      May 15, 1995
- ----------------------------------
   Edwin J. Gillis, Senior Vice
           President of
   Finance and Operations
  (Principal Financial Officer)

       /s/ William J. Sample                    May 15, 1995
- -----------------------------------
  William J. Sample, Director of
        Financial Services
  (Principal Accounting Officer)


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                              EXHIBIT INDEX



                                                              Sequentially
                    Exhibit                                   Numbered Page
                    -------                                   -------------

        4(a)   Lotus Development Corporation 1992 Stock
               Option Plan                                          6

        4(b)   Rights Agreement dated as of November
               7, 1988, between the Company and The
               First National Bank of Boston as
               Rights Agent in respect of Preferred
               Share Purchase Rights (filed as
               Exhibit 1 to the Registrant's
               Registration Statement on Form 8-A
               filed November 10, 1988, and
               incorporated herein by reference)

        4(c)   Amendment dated as of April 5, 1990
               between the The First National Bank of
               Boston as Rights Agent in respect of
               Preferred Share Purchase Rights (filed
               as Exhibit 28(a) to the Registrant's
               Current Report on  Form 8-K dated
               April 5, 1990, and incorporated herein
               by reference)

        4(d)   Amendment dated as of September 16,
               1991 between the The First National
               Bank of Boston as Rights Agent in
               respect of Preferred Share Purchase
               Rights (filed as Exhibit 28(a) to the
               Registrant's Current Report on Form
               8-K filed September 16, 1991, and
               incorporated herein by reference)

         5     Opinion of Senior Corporate Counsel of
               the Registrant                                       18

        23(a)  Consent of Coopers & Lybrand L.L.P.                  20

        23(b)  Consent of Senior Corporate Counsel of the
               Registrant (contained in opinion filed as
               Exhibit 5)                                           18

        24     Power of Attorney                                    21


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                                                     EXHIBIT 4(a)
                  LOTUS DEVELOPMENT CORPORATION
                  -----------------------------

                     1992 STOCK OPTION PLAN
                     ----------------------

1.  PURPOSE OF THE PLAN.

          The purpose of the LOTUS DEVELOPMENT CORPORATION 1992 STOCK OPTION PLAN (the "Plan") is (i) to further the growth and success of LOTUS DEVELOPMENT CORPORATION, a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined) by enabling officers, employees and consultants of the Company and any of its Subsidiaries to acquire shares of Common Stock , $.01 par value (the "Common Stock"), of the Company, thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Options granted under the Plan may be either "incentive stock options" ("ISOs"), intended to qualify as such under the provisions of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NSOs"). For purposes of the Plan, the terms "Parent" and "Subsidiary" shall mean "Parent Corporation" and "Subsidiary Corporation", respectively, as such terms are defined in Sections 425(e) and (f) of the Code. Unless the context otherwise requires, any ISO or NSO shall hereinafter be referred to as an "Option".

2.   ADMINISTRATION OF THE PLAN.

          a.  Stock Option Committee.
              -----------------------

          The Plan shall be administered by a Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more non-employee directors who shall be ineligible to participate in the Plan and who shall be appointed to such Committee from time to time by the Board; provided, however, that, so long as the Plan shall be required to comply with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in order to permit transactions pursuant to the Plan by officers and employee directors of the Company to be exempt from the provisions of Section 16(b) of the 1934 Act, each member of the Committee, at the effective date of his or her appointment to the Committee, at the effective date of his or her appointment to the Committee, shall be a "disinterested person" within the meaning of Rule 16b-3. The members of the Committee may be removed at any time either with or without cause by the Board. Any vacancy on the Committee, whether due to action of the Board or any other cause, shall be filled by the Board.

          b.  Procedures.
              -----------

          The Committee shall from time to time select a Chairman from among its members and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee; provided, however, that if the Committee consists of only two members, both shall be required to constitute a quorum and to act at a meeting or to approve actions in writing.

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          c.  Interpretation.
              ---------------

          Except as otherwise expressly provided in the Plan, the Committee shall have all powers with respect to the administration of the Plan, including, without limitation, full power and authority to interpret the provisions of the Plan and any Option Agreement (as defined in Section 5.b), and to resolve all questions arising under the Plan. All decisions of the Committee shall be conclusive and binding on all participants in the Plan.

3.   SHARES OF STOCK SUBJECT TO THE PLAN.

          a.  Number of Shares.
              -----------------

          Subject to the provisions of Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions), the number of shares of Common Stock subject at any one time to Options granted under the Plan, plus the number of shares of Common Stock theretofore issued and delivered pursuant to the exercise of Options granted under the Plan, shall not exceed 12,000,000 shares. If and to the extent that Options granted under the Plan terminate, expire or are cancelled without having been fully exercised, new Options may be granted under the Plan with respect to the shares of Common Stock covered by the unexercised portion of such terminated, expired or cancelled Options.

          b.  Character of Shares.
              --------------------

          The shares of Common Stock issuable upon exercise of an Option granted under the Plan shall be (i) authorized but unissued shares of Common Stock, (ii) shares of Common Stock held in the Company's treasury or (iii) a combination of the foregoing.

          c.  Reservation of Shares.
              ----------------------

          The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding Options.

4.   ELIGIBILITY.

          a.  General.
              --------

          ISOs may be granted by the Committee under the Plan
only to persons who are officers or employees (including
directors who are officers or employees) of the Company or any of its Subsidiaries.  NSOs may be granted by the Committee under the
Plan only to persons who are officers or employees (including directors who are officers or employees) of the Company or any of its Subsidiaries and to consultants (including natural persons and entities) to the Company or any of its Subsidiaries.  Options
granted under the Plan shall be, in the discretion of the
Committee, either ISOs or NSOs.  Notwithstanding the foregoing,
Options may be conditionally granted to persons who are
prospective employees of the Company or any of its Subsidiaries;
provided, however, that any such conditional grant of an ISO to a prospective employee shall, by its terms, become effective no earlier than the date on which such person actually becomes an employee.
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          b.  Exceptions.
              -----------

          Notwithstanding anything contained in Section 4.a. to the contrary:

               (i) no ISO may be granted under the Plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 425(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent, of any, unless (A) the Option Price (as defined in Section 6.a.) of the shares of Common Stock subject to such ISO is fixed at not less than 110% of the Fair Market Value on the date of grant (as determined in accordance with Section 6.b.) of such shares and (B) such ISO by its terms is not exercisable after the expiration of five years from the date it is granted; and

               (ii) no Option may be granted to a person (A) who has been appointed pursuant to Section 2.a. to serve on the Committee effective as of a future date at any time during the period from the date such appointment is made to the date such appointment is to become effective or (B) who is serving as a member of the Committee.

               (iii) no individual participant under the Plan may be granted Options to purchase more than 250,000 shares of Common Stock in the aggregate during any calendar year.

5.   GRANT OF OPTIONS.

          a.  General.
              --------

          Options may be granted under the Plan at any time and from time to time on or prior to the Expiration Date (as defined in Section 12). Subject to the provisions of the Plan, the Committee shall have plenary authority, in its sole discretion, to determine:

               (i) the person (from among the class of persons eligible to receive Options under the Plan) to whom Options shall be granted (the "Optionees");

               (ii) the time or times at which Options shall be granted;

               (iii)  the number of shares subject to each
    Option;
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               (iv) the Option Price of the shares subject to each Option, which price shall be not less than the minimum specified in Section 4.b.(i) or 6.a. (as applicable); and

               (v) the time or times when each Option shall become exercisable and the duration of the exercise period.

          b.  Option Agreements.
              ------------------

          Each Option granted under the Plan shall be designated as an ISO or an NSO and shall be subject to the terms and conditions applicable to ISOs and/or NSOs (as the case may be) set forth in the Plan. In addition each Option shall be evidenced by a written agreement (an "Option Agreement"), containing such terms and conditions and in such form, not inconsistent with the Plan, as the Committee shall, in its discretion, provide. Each Option Agreement shall be executed by the Company and the Optionee.

          c.  No Evidence of Employment.
              --------------------------

          Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

          d. Date of Grant.
             --------------
          The date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant; provided, however, that in the case of an ISO, the date of grant shall in no event be earlier than the date as of which the Optionee becomes an employee of the Company or one of its Subsidiaries.

6.   OPTION PRICE.

          a.  General.
              --------

          Subject to Section 9, the price (the "Option Price") at which each share of Common Stock subject to an Option granted under the Plan may be purchased shall be determined by the Committee at the time the Option is granted; provided, however, that (i) in the case of an ISO, subject to Section 4.b.(i), such Option Price shall in no event be less than 100% of the Fair Market Value on the date of grant (as determined in accordance with Section 6.b.) of such share of Common Stock and (ii) in the case of an NSO, such Option Price shall in no event be less than 100% the Fair Market Value on the date of grant (as determined in accordance with Section 6.b.) of such share of Common Stock.

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          b.   Determination of Fair Market Value.
               -----------------------------------

          Subject to the requirements of Section 422 of the Code, for purposes of the Plan, the "Fair Market Value" of shares of Common Stock shall be equal to:

               (i) if such shares are publicly traded, (x) the closing price, if applicable, or the average of the last bid and asked prices on the date of grant or, if lower, the average of the daily closing prices (or the mean between the last bid and asked prices for days on which no sales took place) of the 30 business days immediately preceding the date of grant, in the over-the-counter market as reported by NASDAQ, or (y) if the Common Stock is then traded on a national securities exchange or on the NASDAQ National Market System, the average of the high and low prices on the date of grant or, if the date of grant is not a day on which the Common Stock is traded, the average of the high and low prices on the next succeeding day on which the Common Stock is traded; or

               (ii) If there is no public trading market for such shares, the fair value of such shares on the date of grant as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arms' length.

          Anything contained in the Plan to the contrary notwithstanding, all determinations pursuant to Section 6.b.(ii) shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

7.   EXERCISABILITY OF OPTIONS.

          a.  Committee Determination.
              ------------------------

          Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and for such number of shares subject to the Option, as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option. If an Option is not at the time of grant immediately exercisable, the Committee may (i) in the Option Agreement evidencing such Option, provide for the acceleration of the exercise date or dates of the subject Option upon the occurrence of specified events and/or (ii) at any time prior to the complete termination of such Option, accelerate the exercise date or dates of such Option.

          b.  Automatic Termination.
              ----------------------

          The unexercised portion of any Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

               (i) the tenth anniversary of the date on which such Option is granted or, in the case of any ISO granted to a person described in Section 4.b.(i), the fifth anniversary of the date on which such ISO is granted;

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               (ii) the expiration of six months from the date that the Optionee ceases to be an officer or employee of the Company or any of its Subsidiaries (other than as a result of an Involuntary Termination (as defined in subparagraph
    (iii) below) or a Termination For Cause (as defined in subparagraph (iv) below)); provided, however, that if the Optionee shall die during such six-month period, the time of termination of the unexercised portion of such Option shall be determined in accordance with subparagraph (iii) below;

               (iii)  the expiration of 12 months or such
    shorter period as provided in the Option from the date that the Optionee ceases to be an officer or employee of the Company or any of its Subsidiaries, if such termination is due to such Optionee's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) (an "Involuntary Termination");

               (iv) the expiration of three months from that date that the Optionee ceases to be an officer or employee of the Company or any of its Subsidiaries, if such termination is for cause or is otherwise attributable to a breach by the Optionee of an employment or other similar agreement with the Company or any such Subsidiary (a "Termination For Cause");

               (v) the expiration of such period of time or the occurrence of such event (including the expiration of shorter periods of time with respect to the events described in subparagraphs (i), (ii), (iii) and (iv) above) as the Committee in its discretion may provide in the Option
    Agreement;

               (vi)  the effective date of a Corporate
    Transaction (as defined in Section 9.b.(i) to which Section 9.b.(ii) (relating to assumptions and substitutions of Options) does not apply; provided, however, that an Optionee's right to exercise any Option outstanding prior to such effective date shall in all events be suspended during the period commencing 10 days prior to the proposed effective date of such Corporate Transaction and ending on either the actual effective date of such Corporate Transaction or upon receipt of notice from the Company that such Corporate Transaction will not in fact occur; and

               (vii)  except to the extent permitted by Section
    9.b.(ii), the date on which an Option or any part thereof or right or privilege relating thereto is transferred
    (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee.

          The Committee shall have the power to determine what constitutes a Termination For Cause, and the date upon which such Termination For Cause shall occur. All such determinations shall be final and conclusive and binding upon the Optionee.

          Anything contained in the Plan to the contrary notwithstanding, unless otherwise provided in an Option Agreement, no Option granted under the Plan shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or one of its Subsidiaries), so long as such Optionee continues to be an officer or employee of the Company or one of its Subsidiaries.

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          c.  Limitations on Exercise.
              ------------------------

          Anything contained in the Plan to the contrary notwithstanding, an ISO granted under the Plan to an Optionee shall not be exercisable to the extent that the aggregate Fair Market Value on the date of grant of such ISO (as determined in accordance with Section 6.b.) of all stock with respect to which incentive stock options are exercisable for the first time by such Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000.

8.   PROCEDURE FOR EXERCISE.

          a.  Payment.
              --------

          At the time an Option is granted under the Plan, the Committee shall, in its discretion, specify one or more of the following forms of payment which may be used by an Optionee upon exercise of his Option:

               (i) cash or personal or certified check payable to the Company in an amount equal to the aggregate Option
    Price of the shares with respect to which the Option is being exercised;

               (ii) stock certificates (in negotiable form) representing shares of Common Stock having a Fair Market Value on the date of exercise (as determined in accordance with Section 6.b. as if the date of exercise were the date of grant) equal to the aggregate Option Price of the shares with respect to which the Option is being exercised; or

               (iii) a combination of the methods set forth in clauses (i) and (ii).

          b.  Notice.
              -------

          An Optionee (or other person, as provided in Section 10.b.) may exercise an Option granted under the Plan in whole or in part (but for the purchase of whole shares only), as provided in the Option Agreement evidencing his or her Option, by delivering a written notice (the "Notice") to the Secretary of the Company. The Notice shall:

               (i) state that the Optionee elects to exercise the Option;

               (ii) state the number of shares with respect to which the Option is being exercised (the "Optioned Shares");

               (iii)  state the method of payment for the
    Optioned Shares (which method must be available to the Optionee under the terms of his or her Option Agreement);

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               (iv)  state the date upon which the Optionee
    desires to consummate the purchase (which date must be prior to the termination of such Option and no later than 30 days from the delivery of such Notice);

               (v) include any representations of the Optionee required pursuant to Section 10.a.;

               (vi)  if the Option is exercised pursuant to
    Section 10.b. by any person other than the Optionee, include evidence to the satisfaction of the Committee of the right of such person to exercise the Option; and

               (vii) include such further provisions consistent with the Plan as the Committee may from time to time require.

          The exercise date of an Option shall be the date on which the Company receives the Notice from the Optionee.

          Within 30 days of the exercise of the Option, the Optionee shall deliver to the Company a copy of any election filed by the Optionee with the Internal Revenue Service under
Section 83(b) of the Code.

          c.  Issuance of Certificates.
              -------------------------

          The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10.b.) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares. Neither the Optionee nor any person exercising an Option in accordance with the provisions of Section 10.b. shall have any privileges as a stockholder of the Company with respect to any shares of stock subject to an Option granted under the Plan until the date of issuance of a stock certificate pursuant to this Section 8.c.

9.   ADJUSTMENTS.

          a.  Changes in Capital Structure.
              -----------------------------

          Subject to Section 9.b., if the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make such adjustments in the number and class of shares of stock with respect to which Options may be granted under the Plan as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, corresponding adjustment changing the number and class of shares allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change shall likewise be made. Anything contained in the Plan to the contrary notwithstanding, in the case of ISOs, no adjustment under this Section 9.a. shall be appropriate if such adjustment
(i) would constitute a modification, extension or renewal of such ISOs within the meaning of Sections 422 and 425 of the Code, and the regulations promulgated by the Treasury Department thereunder, or (ii) would, under Section 422 of the Code and the regulations promulgated by the Treasury Department thereunder, be considered the adoption of a new plan requiring stockholder approval.

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          b.  Corporate Transactions.
              -----------------------

          The following rules shall apply in connection with the dissolution or liquidation of the Company, a reorganization, merger or consolidation in which the Company is not the surviving corporation, or a sale of all or substantially all of the assets of the Company to another person or entity (a "Corporate Transaction"):

               (i) each holder of an Option outstanding at such time shall be given (A) written notice of such Corporate Transaction at lest 20 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity, during the period commencing with delivery of such notice and ending 10 days prior to such proposed effective date, to exercise the Option to the full extent to which such Option would have been exercisable by the Optionee at the expiration of such 20-day period; provided, however, that upon the effective date of a Corporate Transaction, all Options granted under the Plan not so exercised shall automatically terminate; and

               (ii)  anything contained in the Plan to the
    contrary notwithstanding, Section 9.b.(i) shall not be applicable if provision shall be made in connection with such Corporate Transaction for the assumption of outstanding Options by, or the substitution for such Options of new options covering the stock of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option prices of shares subject to such options; provided, however, that in the case of ISOs, the Committee shall, to the extent not inconsistent with the best interests of the Company or its Subsidiaries (such best interests to be determined in good faith by the Committee in its sole discretion), use its best efforts to ensure that any such assumption or substitution will not constitute a modification, extension or renewal of the ISOs within the meaning of Section 425(h) of the Code and the regulations promulgated by the Treasury Department thereunder.

          c.  Special Rules.
              --------------

          The following rules shall apply in connection with
Section 9.a. and b. above:

               (i) no fractional shares shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to Section 9.a. or
    b. shall be eliminated without consideration from the respective Options;

               (ii)  no adjustment shall be made for cash
    dividends or the issuance to stockholders of rights to subscribe for additional shares of Common Stock or other securities; and

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               (iii)  any adjustments referred to in Section
    9.a. or b. shall be made by the Committee in its sole discretion and shall be conclusive and binding on all persons holding Options granted under the Plan.

10.  RESTRICTIONS ON OPTIONS AND OPTIONED SHARES.

          a.  Compliance With Securities Laws.
              --------------------------------

          No Options shall be granted under the Plan, and no shares of Common Stock shall be issued and delivered upon the exercise of Options granted under the Plan, unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

          The Committee in its discretion may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (i) to represent in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by counsel to the Company. Stock certificates representing shares of Common Stock acquired upon the exercise of Options that have not been registered under the Securities Act shall, if required by the Committee, bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

          b.  Nonassignability of Option Rights.
              ----------------------------------

          No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Option shall thereafter be exercisable, during the period specified in Section 7.b.(ii) or (iii) (as the case may be), by his or her executors or administrators to the full extent to which such Option was exercisable by the Optionee at the time of his or her death.

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11.  EFFECTIVE DATE OF PLAN.

          This Plan shall become effective on the date (the "Effective Date") of its adoption by the Board; provided, however, that no Option shall be exercisable by an Optionee unless and until the Plan shall have been approved by the stockholders of the Company in accordance with the provisions of its Certificate of Incorporation and By-laws, which approval shall be obtained within 12 months before or after the adoption of the Plan by the Board.

12.  EXPIRATION AND TERMINATION OF THE PLAN.

          Except with respect to Options then outstanding, the Plan shall expire on the date (the "Expiration Date") which is the first to occur of (i) the tenth anniversary of the date on which the Plan is adopted by the Board, (ii) the tenth anniversary of the date on which the Pan is approved by the stockholders of the Company and (iii) the date as of which the Board, in its sole discretion, determines that the Plan shall terminate. Any Options outstanding as of the Expiration Date shall remain in effect until they have been exercised or terminated or have expired by their respective terms.

13.  AMENDMENT OF PLAN.

          The Board may at any time prior to the Expiration Date modify and amend the Plan in any respect; provided, however, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of Common Stock and preferred stock of the Company, if any, entitled to vote (voting as a single class) shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the SEC under
Section 16(b) of the 1934 Act or with Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder.

14.  CAPTIONS.

          The use of captions in this Plan is for convenience.
The captions are not intended to provided substantive rights.

15.  DISQUALIFYING DISPOSITIONS.

          If Optioned Shares acquired by exercise of an ISO granted under this Plan are disposed of within two years following the date of grant of the ISO or one year following the transfer of the Optioned Shares to the Optionee (a "Disqualifying Disposition"), the holder of the Optioned Shares shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provided such other information regarding the Disqualifying Disposition as the Company may reasonably require.

16.  WITHHOLDING TAXES.

          Whenever under the Plan shares of Common Stock are to be delivered by an Optionee upon exercise of an NSO, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local withholding tax and employment tax requirements relating thereto. At the time of a Disqualifying Disposition, the Optionee shall remit to the Company in cash the amount of any applicable Federal, state and local withholding taxes and employment taxes.

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17.  OTHER PROVISIONS.

          Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditions which are necessary to qualify the ISO as an "incentive stock option" within the meaning of Section 422 of the Code and the regulations thereunder and shall not include any terms or conditions which are inconsistent therewith.

18.  NUMBER AND GENDER.

          With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vise-versa, as the context requires.

19.  GOVERNING LAW.

          The validity and construction of this Plan and the instruments evidencing the Options granted hereunder shall be governed by the laws of the State of Delaware.



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                                                                 Exhibit 5
                                May 15, 1995


Lotus Development Corporation
55 Cambridge Parkway
Cambridge, MA  02142

Attn:  Board of Directors


                        Lotus Development Corporation
                6,000,000 Shares of Common Stock, $.01 Par Value
                ------------------------------------------------

Dear Sirs:

     I am employed as Senior Corporate Counsel by Lotus Development Corporation, a Delaware corporation (the "Company"), and have counseled the Company in connection with the registration under the Securities Act of 1933, as amended, of an additional 6,000,000 shares (the "Shares") of Common Stock, $.01 par value, of the Company for sale to employees and consultants of the Company pursuant to the Lotus Development Corporation 1992 Stock Option Plan (the "Plan").

      In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me by officers of the company as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, I am of the opinion that:

     1. The Company is a validly existing corporation in good standing under the laws of the State of Delaware.

     2. The issuance and sale of the Shares have been duly authorized and, when issued, delivered and paid for upon the exercise of options granted under the Plan in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     I am admitted to the Bar of the Commonwealth of Massachusetts and I express no opinion as to laws of any other jurisdiction other than, to the extent set forth below, the Delaware General Corporation Law. To the extent that matters of Delaware corporate law are involved in the opinions set forth above, you should be aware that I am not admitted to the Bar of the State of Delaware and am not an expert in the law of such jurisdiction. Accordingly, such opinions concerning Delaware corporate law are based upon my reasonable (although not necessarily complete) familiarity with the Delaware General Corporation Law as a result of my prior involvement in transaction involving such law.

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     I hereby consent to the inclusion of this opinion as Exhibit
5 to the Registration Statement on Form S-8 being filed by the Company.

                              Very truly yours,


                              /s/ Larry J. Braverman
                              ----------------------
                              Larry J. Braverman
                              Senior Corporate Counsel

LJB/taw

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Exhibit 23(a)




                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Lotus Development Corporation on Form S-8 and in the related prospectus with respect to the Lotus Development Corporation 1992 Stock Option Plan of our reports dated January 24, 1995 on our audits of the consolidated financial statements and financial statement schedules of Lotus Development Corporation as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which reports are included or incorporated by reference in the Annual Report on Form 10-K of Lotus Development Corporation for the year ended December 31, 1994.




                                        COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
May 17, 1995




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                                                                 EXHIBIT 24

                             POWER OF ATTORNEY
                             -----------------

     Each of the undersigned directors and officers of Lotus Development Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint EDWIN J. GILLIS and THOMAS M. LEMBERG, and each of them, his/her true and lawful attorneys and agents to do any and all acts and things in his/her name and on his/her behalf in his/her stead as if he/she were present and acting him/herself, including without limitation to execute, deliver and file with governmental authorities any and all instruments and other documents for him/her and in his/her name in the respective capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Corporation and its subsidiaries to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration on Form S-8 of shares of Common Stock, $.01 par value (the "Common Stock"), of the Corporation reserved for issuance upon the exercise of options which have been granted to employees and consultants of the Corporation and its subsidiaries under the Lotus Development Corporation 1992 Stock Option Plan; in such case including specifically, but without limitation, power and authority to sign for him/her in his/her name in the respective capacities indicated below any and all registration statements and amendments (including without limitation post-effective amendments) thereto; and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the undersigned directors and officers of the Corporation have hereunto set their hands in the respective capacities and on the respective dates indicated.

      /s/ Jim P. Manzi                          May 15, 1995
- ----------------------------------
Jim P. Manzi, Chairman, President
           and Director
  (Principal Executive Officer)

      /s/ Richard S. Braddock                   May 15, 1995
- ----------------------------------
  Richard S. Braddock, Director

       /s/ Elaine L. Chao                       May 15, 1995
- ----------------------------------
     Elaine L. Chao, Director

     /s/ William H. Gray, III                   May 15, 1995
- ----------------------------------
  William H. Gray, III, Director

     /s/ Michael E. Porter                      May 15, 1995
- ----------------------------------
   Michael E. Porter, Director

       /s/ Henri A. Termeer                     May 15, 1995
- ----------------------------------
    Henri A. Termeer, Director


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      /s/ Edwin J. Gillis                       May 15, 1995
- ----------------------------------
   Edwin J. Gillis, Senior Vice
           President of
    Finance and Operations
  (Principal Financial Officer)

      /s/ William J. Sample                     May 15, 1995
- ----------------------------------
   William J. Sample, Director
     of Financial Services
  (Principal Accounting Officer)


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